Exhibit 99.1

LendingClub Reports Second Quarter 2018 Results
Delivered the highest quarterly net revenue in company history, with 27% growth year-over-year

SAN FRANCISCO - August 7, 2018 - LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the second quarter ended June 30, 2018 and provided guidance for the third quarter and full year 2018.

Highlights for the second quarter include:

•	Record net revenue of $177.0 million, up 27% year-over-year

•	Record originations of $2.8 billion, up 31% year-over-year

•	Improved Contribution Margin to 48.3% from 47.3% in the same quarter last year

•	Delivered Adjusted EBITDA of $25.7 million, or a 14.5% Adjusted EBITDA margin, up 11.3 percentage points year-over-year reflecting the company’s efforts to drive profitability

•
GAAP Consolidated Net Loss was $(60.8) million, or $(6.7) million excluding $35.6 million of goodwill impairment related to the Company’s patient and education finance unit, which reflects the Company’s focus on growing the direct to consumer marketplace and $18.5 million of expenses related to outstanding legacy issues disclosed by the Company in 2016

Scott Sanborn, LendingClub CEO said, “We are executing well against the strategy we laid out at our investor day in December 2017 and our core business is firing on all cylinders. We are laser focused on the direct to consumer opportunity as we help our members on the path to financial success.”

	Three Months Ended			Six Months Ended June 30,
($ in millions)	June 30, 2018	March 31, 2018	June 30, 2017	2018	2017
Originations	$2,818.3	$2,306.0	$2,147.3	$5,124.3	$4,106.1
Net Revenue	$177.0	$151.7	$139.6	$328.6	$264.1
GAAP Consolidated Net Loss	$(60.8)	$(31.2)	$(25.4)	$(92.0)	$(55.3)
Adjusted EBITDA (1)	$25.7	$15.3	$4.5	$41.0	$4.6

(1)
Adjusted EBITDA is a non-GAAP financial measure. Beginning in the fourth quarter of 2017, Adjusted EBITDA excludes legal and regulatory expense related to outstanding legacy issues. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

Second Quarter 2018 Financial Highlights
Commenting on financial results, Tom Casey, LendingClub CFO said, “In the second quarter we delivered both strong topline growth and Adjusted EBITDA profitability as we continue to execute against our strategy.”

Originations – Loan originations in the second quarter of 2018 were $2.8 billion, improving 31% compared to the same quarter last year and improving 22% sequentially.

Net Revenue – Net Revenue in the second quarter of 2018 was $177.0 million, improving 27% compared to the same quarter last year and improving 17% sequentially, driven primarily by a higher volume of loan originations in the second quarter of 2018 compared to the same quarter last year and compared to the first quarter of 2018.

GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(60.8) million for the second quarter of 2018, increasing $35.4 million compared to the same quarter last year and $29.6 million sequentially. The increase in loss was primarily due to $35.6 million of goodwill impairment related to the Company’s patient and education finance unit recorded in the second quarter of 2018.

Adjusted EBITDA (2) – Adjusted EBITDA was $25.7 million in the second quarter of 2018, improving $21.2 million compared to the same quarter last year and improving $10.3 million sequentially.

Contribution – Contribution was $85.4 million in the second quarter of 2018, improving $19.4 million compared to the same quarter last year and improving $11.0 million sequentially.

Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $(0.14) for the second quarter of 2018, compared to basic and diluted EPS attributable to LendingClub of $(0.06) in the same quarter last year and $(0.07) in the first quarter of 2018.

Adjusted EPS (2) – Adjusted EPS was $0.03 for the second quarter of 2018, compared to adjusted EPS of $(0.01) in the same quarter last year and $0.01 in the first quarter of 2018.

Cash, Cash Equivalents and Securities Available for Sale – As of June 30, 2018, cash, cash equivalents and securities available for sale totaled $492.0 million, excluding $92.0 million in securities available for sale subject to regulatory risk retention requirements.

Loans Held for Sale by the Company – As the Company continues to build its investor programs, it is using cash to accumulate loans for future transactions. Loans held for sale by the Company at the end of the second quarter of 2018 were $515.3 million, which were financed with $249.2 million of debt outstanding under the Company’s warehouse credit facilities.

Outlook
Based on the information available as of August 7, 2018, LendingClub provides the following outlook for the third quarter and full year 2018:

Third Quarter 2018
Total Net Revenue in the range of $175 million to $185 million
GAAP Consolidated Net Loss (3) in the range of $(15) million to $(10) million
Adjusted EBITDA(2)(3) in the range of $18 million to $23 million
Reconciling Items between GAAP Consolidated Net Loss and non-GAAP Adjusted EBITDA consisting of stock-based compensation of approximately $20 million, and depreciation, impairment, amortization and other net adjustments of approximately $13 million. Outstanding legacy issues are not forecasted in GAAP Net Income (Loss) or Adjusted EBITDA.

Full Year 2018
Total Net Revenue in the range of $680 million to $705 million
GAAP Consolidated Net Loss (3) in the range of $(124) million to $(109) million
Adjusted EBITDA(2)(3) in the range of $75 million to $90 million
Reconciling Items between GAAP Consolidated Net Loss and non-GAAP Adjusted EBITDA consisting of stock-based compensation of approximately $77 million, expenses related to outstanding legacy issues of $35.5 million and goodwill impairment of $35.6 million that were recognized in the first half of 2018, and depreciation, impairment, amortization and other net adjustments of approximately $51 million.

(2)	Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion below under the heading “Non-GAAP Measures” and the reconciliations at the end of this release.

(3)
Forecasted GAAP Consolidated Net Loss excludes expenses associated with outstanding legacy issues, as those expenses are neither probable nor estimable as of the time of this earnings release. Adjusted EBITDA and Adjusted EPS will also exclude expenses associated with outstanding legacy issues as more fully described in the discussion below under “Non-GAAP Measures.” We will update forecasted GAAP Consolidated Net Loss as expenses associated with outstanding legacy issues become available for the remainder of the year. For the first half of 2018, we recognized $35.5 million of expenses related to outstanding legacy issues and $35.6 million of goodwill impairment related to the Company’s patient and education finance unit, which are now reflected in our full year 2018 GAAP Consolidated Net Loss.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in LendingClub notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub second quarter 2018 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, August 7, 2018. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 8812060, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available on August 7, 2018, until August 14, 2018, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10122295. LendingClub has used, and intends to use, its investor relations website, Blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe contribution and contribution margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “sales and marketing” and “origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude non-cash stock-based compensation expense within these captions and (income) loss attributable to noncontrolling interests. Contribution margin is a non-GAAP financial measure calculated by dividing contribution by total net revenue. We believe that adjusted EBITDA and adjusted EBITDA margin are important measures of operating performance because it allows for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period by removing outstanding legacy issues that will result in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), the impact of depreciation, impairment and amortization in our asset base, share-based compensation, income tax effects, and other non-operating expenses. We believe adjusted EPS is a useful measure used by investors and analysts in our sector because non-cash items like stock-based compensation and amortization of intangibles can vary significantly due to many factors unrelated to the business, as well as certain other expenses that are unrelated to business performance, such as outstanding legacy issues discussed below.

In the fourth quarter of 2017, the company included a new adjustment for outstanding legacy issues that result in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), to calculate adjusted EBITDA and adjusted EPS. We expect expenses in the future to include resolution of additional matters that arose from legacy management, including indemnification legal expenses paid by the Company for former employees, and settlements of regulatory investigations and examinations. Legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to earnings. As such, prior period amounts were not reclassified for the change in how we calculate adjusted EBITDA and adjusted EPS.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, depreciation, impairment and amortization in our asset base, outstanding legacy issues that will result in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation) and the related income tax effects of the aforementioned exclusions that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding borrower and investor demand and anticipated future financial results are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,”
“intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue:
Transaction fees	$135,926	$107,314	$247,108	$206,006
Investor fees	27,400	21,116	55,295	42,296
Gain on sales of loans (1)	11,880	4,445	24,551	6,337
Other revenue (1)	1,467	1,949	2,924	3,695
Net interest income and fair value adjustments:
Interest income	127,760	157,260	265,778	318,256
Interest expense	(100,898)	(150,340)	(211,741)	(308,947)
Net fair value adjustments (1)	(26,556)	(2,171)	(55,269)	(3,588)
Net interest income and fair value adjustments (1)	306	4,749	(1,232)	5,721
Total net revenue	176,979	139,573	328,646	264,055
Operating expenses: (2)
Sales and marketing	69,046	55,582	126,563	110,165
Origination and servicing	25,593	21,274	48,238	41,723
Engineering and product development	37,650	35,718	74,487	71,478
Other general and administrative	57,583	52,495	109,892	96,069
Goodwill impairment	35,633	—	35,633	—
Class action settlement and regulatory litigation expense	12,262	—	25,762	—
Total operating expenses	237,767	165,069	420,575	319,435
Loss before income tax expense	(60,788)	(25,496)	(91,929)	(55,380)
Income tax expense (benefit)	24	(52)	63	(92)
Consolidated net loss	(60,812)	(25,444)	(91,992)	(55,288)
Less: Income attributable to noncontrolling interests	49	10	50	10
LendingClub net loss	$(60,861)	$(25,454)	$(92,042)	$(55,298)
Net loss per share attributable to LendingClub:
Basic	$(0.14)	$(0.06)	$(0.22)	$(0.14)
Diluted	$(0.14)	$(0.06)	$(0.22)	$(0.14)
Weighted-average common shares - Basic	421,194,489	406,676,996	419,754,893	403,510,351
Weighted-average common shares - Diluted	421,194,489	406,676,996	419,754,893	403,510,351

(1)
In the fourth quarter of 2017, the Company separately reported “Gain (Loss) on sales of loans” and “Net fair value adjustments” from “Other revenue (expense).” These changes had no impact on “Total net revenue.” Prior period amounts have been reclassified to conform to the current period presentation.

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales and marketing	$2,023	$1,967	$3,883	$4,266
Origination and servicing	1,102	1,354	2,174	2,770
Engineering and product development	5,464	5,773	10,743	12,361
Other general and administrative	11,208	9,994	20,798	19,189
Total stock-based compensation expense	$19,797	$19,088	$37,598	$38,586

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						June 30, 2018
	Three Months Ended					% Change
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$2,818	$2,306	$2,438	$2,443	$2,147	22%	31%
Net revenue	$176,979	$151,667	$156,455	$154,030	$139,573	17%	27%
Consolidated net loss	$(60,812)	$(31,180)	$(92,098)	$(6,659)	$(25,444)	95%	139%
Contribution (1) (2)	$85,416	$74,436	$75,351	$75,908	$66,028	15%	29%
Contribution margin (1) (2)	48.3%	49.1%	48.2%	49.3%	47.3%	(2)%	2%
Adjusted EBITDA (1) (2)	$25,670	$15,333	$19,048	$20,895	$4,483	67%	N/M
Adjusted EBITDA margin (1) (2)	14.5%	10.1%	12.2%	13.6%	3.2%	44%	N/M
EPS - diluted	$(0.14)	$(0.07)	$(0.22)	$(0.02)	$(0.06)	100%	133%
Adjusted EPS - diluted (1)	$0.03	$0.01	$0.01	$0.03	$(0.01)	N/M	N/M
Originations by Investor Type:
Managed accounts	19%	20%	26%	24%	31%
Self-directed	7%	10%	10%	10%	13%
Banks	40%	48%	36%	42%	44%
LendingClub inventory (3)	18%	9%	11%	9%	—%
Other institutional investors	16%	13%	17%	15%	12%
Total	100%	100%	100%	100%	100%
Originations by Program:
Personal loans - standard program	74%	76%	74%	73%	72%
Personal loans - custom program	18%	15%	17%	18%	18%
Other - custom program (4)	8%	9%	9%	9%	10%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$506.0	$414.6	$364.7	$279.7	$242.1	22%	109%
B	610.2	524.5	555.3	487.4	416.7	16%	46%
C	575.4	474.8	504.4	639.8	558.2	21%	3%
D	296.3	248.0	278.3	229.4	190.0	19%	56%
E	70.3	63.3	79.6	90.8	82.7	11%	(15)%
F	18.4	14.0	24.6	28.6	32.8	31%	(44)%
G	3.9	2.6	10.5	35.5	15.9	50%	(75)%
Total	$2,080.5	$1,741.8	$1,817.4	$1,791.2	$1,538.4	19%	35%
N/M Not meaningful.

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)
Beginning in the third quarter of 2017, contribution and adjusted EBITDA exclude (income) loss attributable to noncontrolling interests. Prior period amounts have been reclassified to conform to the current period presentation. Additionally, beginning in the fourth quarter of 2017, adjusted EBITDA excludes legal and regulatory expense related to outstanding legacy issues.

(3)
Beginning in the third quarter of 2017, the Company introduced “LendingClub inventory” as a new line item presented to separately show the percentage of loan originations in the period that were purchased by the Company during the period and not yet sold as of the period end.

(4)	Comprised of education and patient finance loans, auto refinance loans, and small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						June 30, 2018
	Three Months Ended					% Change
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	Q/Q	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	1,428	1,518	1,608	1,683	1,740	(6)%	(18)%
Certificates	967	1,125	1,291	2,020	2,281	(14)%	(58)%
Secured borrowings	143	187	243	—	—	(24)%	N/M
Whole loans sold	9,512	8,571	8,178	7,627	7,081	11%	34%
Loans invested in by the Company	523	581	593	175	49	(10)%	N/M
Total	12,573	11,982	11,913	11,505	11,151	5%	13%
Employees and contractors (5)	1,779	1,812	1,837	1,779	1,627	(2)%	9%
N/M Not meaningful.
(5)     As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$434,179	$401,719
Restricted cash	221,688	242,570
Securities available for sale	149,804	117,573
Loans held for investment at fair value	2,358,629	2,932,325
Loans held for investment by the Company at fair value	9,621	361,230
Loans held for sale by the Company at fair value	515,307	235,825
Accrued interest receivable	26,635	33,822
Property, equipment and software, net	110,895	101,933
Intangible assets, net	19,929	21,923
Goodwill	—	35,633
Other assets	102,396	156,278
Total assets	$3,949,083	$4,640,831
Liabilities and Equity
Accounts payable	$13,841	$9,401
Accrued interest payable	23,609	32,992
Accrued expenses and other liabilities	200,098	228,380
Payable to investors	111,003	143,310
Notes, certificates and secured borrowings at fair value	2,377,080	2,954,768
Payable to securitization note and residual certificate holders (includes $1,479 at fair value as of December 31, 2017)	—	312,123
Payable to credit facilities	349,232	32,100
Total liabilities	3,074,863	3,713,074
Equity
Common stock, $0.01 par value; 900,000,000 shares authorized; 425,466,820 and 419,756,546 shares issued, respectively; 423,184,120 and 417,473,846 shares outstanding, respectively	4,255	4,198
Additional paid-in capital	1,368,100	1,327,206
Accumulated deficit	(481,461)	(389,419)
Treasury stock, at cost; 2,282,700 shares	(19,485)	(19,485)
Accumulated other comprehensive loss	(393)	(5)
Total LendingClub stockholders’ equity	871,016	922,495
Noncontrolling interests	3,204	5,262
Total equity	874,220	927,757
Total liabilities and equity	$3,949,083	$4,640,831

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Contribution reconciliation:
Consolidated net loss	$(60,812)	$(31,180)	$(92,098)	$(6,659)	$(25,444)	$(91,992)	$(55,288)
Engineering and product development expense	37,650	36,837	37,926	32,860	35,718	74,487	71,478
Other general and administrative expense	57,583	52,309	48,689	46,925	52,495	109,892	96,069
Class action settlement and regulatory litigation expense	12,262	13,500	77,250	—	—	25,762	—
Stock-based compensation expense	3,125	2,932	2,782	2,640	3,321	6,057	7,036
Income tax expense (benefit)	24	39	711	13	(52)	63	(92)
(Income) Loss attributable to noncontrolling interests	(49)	(1)	91	129	(10)	(50)	(10)
Contribution (1)	$85,416	$74,436	$75,351	$75,908	$66,028	$159,852	$119,193
Total net revenue	$176,979	$151,667	$156,455	$154,030	$139,573	$328,646	$264,055
Contribution margin (1)	48.3%	49.1%	48.2%	49.3%	47.3%	48.6%	45.1%
Adjusted EBITDA reconciliation:
Consolidated net loss	$(60,812)	$(31,180)	$(92,098)	$(6,659)	$(25,444)	$(91,992)	$(55,288)
Acquisition and related expense (2)	—	—	—	—	56	—	349
Depreciation and impairment expense:
Engineering and product development	10,197	9,247	11,487	9,026	8,483	19,444	16,277
Other general and administrative	1,420	1,419	1,281	1,246	1,305	2,839	2,603
Amortization of intangible assets	959	1,035	1,035	1,034	1,057	1,994	2,219
Goodwill impairment	35,633	—	—	—	—	35,633	—
Legal and regulatory expense related to legacy issues (3)	18,501	16,973	80,250	—	—	35,474	—
Stock-based compensation expense	19,797	17,801	16,291	16,106	19,088	37,598	38,586
Income tax expense (benefit)	24	39	711	13	(52)	63	(92)
(Income) Loss attributable to noncontrolling interests	(49)	(1)	91	129	(10)	(50)	(10)
Adjusted EBITDA (1)	$25,670	$15,333	$19,048	$20,895	$4,483	$41,003	$4,644
Total net revenue	$176,979	$151,667	$156,455	$154,030	$139,573	$328,646	$264,055
Adjusted EBITDA margin (1)	14.5%	10.1%	12.2%	13.6%	3.2%	12.5%	1.8%

(1)
Beginning in the third quarter of 2017, contribution and adjusted EBITDA exclude (income) loss attributable to noncontrolling interests. Prior period amounts have been reclassified to conform to the current period presentation.

(2)
Represents amounts related to costs for due diligence related to past business acquisitions, including those the Company reviewed and determined not to pursue a transaction, as well as incremental compensation expense required to be paid under the purchase agreement to retain key former shareholder employees of an acquired business.

(3)
Includes expense related to outstanding legacy issues. The second quarter of 2018 and the fourth quarter of 2017 also include class action settlement expense. Amounts prior to the fourth quarter of 2017 have not been reclassified because legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to earnings.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Adjusted net loss reconciliation:
LendingClub net loss	$(60,861)	$(31,181)	$(92,007)	$(6,530)	$(25,454)	$(92,042)	$(55,298)
Acquisition and related expense (1)	—	—	—	—	56	—	349
Stock-based compensation expense	19,797	17,801	16,291	16,106	19,088	37,598	38,586
Amortization of acquired intangible assets	959	1,035	1,035	1,034	1,057	1,994	2,219
Goodwill impairment	35,633	—	—	—	—	35,633	—
Legal and regulatory expense related to legacy issues (2)	18,501	16,973	80,250	—	—	35,474	—
Adjusted LendingClub net income (loss)	$14,029	$4,628	$5,569	$10,610	$(5,253)	$18,657	$(14,144)
Adjusted EPS - diluted	$0.03	$0.01	$0.01	$0.03	$(0.01)	$0.04	$(0.04)
Non-GAAP diluted shares reconciliation:
GAAP diluted shares (3)	421,194	418,299	416,005	412,779	406,677	419,755	403,510
Other dilutive equity awards (4)	—	—	—	—	—	—	—
Non-GAAP diluted shares	421,194	418,299	416,005	412,779	406,677	419,755	403,510

(1)
Represents amounts related to costs for due diligence related to past business acquisitions, including those the Company reviewed and determined not to pursue a transaction, as well as incremental compensation expense required to be paid under the purchase agreement to retain key former shareholder employees of an acquired business.

(2)
Includes expense related to outstanding legacy issues. The second quarter of 2018 and the fourth quarter of 2017 also include class action settlement expense. Amounts prior to the fourth quarter of 2017 have not been reclassified because legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to earnings.

(3)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(4)
Other dilutive equity awards include assumed exercises of unvested stock options, net of assumed repurchases computed under the treasury method, which were excluded from GAAP net loss per share as their impact would have been anti-dilutive.